EXHIBIT 1
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the common stock of Glu Mobile, Inc. is filed on behalf of each of the undersigned.

August 2, 2011	GRANITE GLOBAL VENTURES II L.P. GGV II ENTREPRENEURS FUND L.P. BY: GRANITE GLOBAL VENTURES II L.L.C. ITS: GENERAL PARTNER
	By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

August 2, 2011	GRANITE GLOBAL VENTURES II L.L.C.
	By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Ray A. Rothrock

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Anthony Sun

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Scott B. Bonham

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Joel D. Kellman

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Jixun Foo

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Glenn Solomon

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Jenny Lee

August 2, 2011	By:	/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact
for Thomas K. Ng